As filed with the Securities and Exchange Commission on June 28, 2013.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HYATT HOTELS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	20-1480589
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

71 South Wacker Drive, 12th Floor

Chicago, Illinois 60606

(312) 750-1234

(Address of Principal Executive Offices)

SECOND AMENDED AND RESTATED

HYATT HOTELS CORPORATION LONG-TERM INCENTIVE PLAN

(Full title of the plan)

Mark S. Hoplamazian

President and Chief Executive Officer

Hyatt Hotels Corporation

71 South Wacker Drive, 12th Floor

Chicago, Illinois 60606

(Name and address of agent for service)

(312) 750-1234

(Telephone number, including area code, of agent for service)

Copies to:

Michael A. Pucker, Esq.

Cathy A. Birkeland, Esq.

Latham & Watkins LLP

233 S. Wacker Drive, Suite 5800

Chicago, Illinois 60606

(312) 876-7700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A common stock, par value $0.01 per share	5,000,000 shares	$38.49	$192,450,000	$26,250.18

(1)	This Registration Statement registers 5,000,000 shares of Class A common stock, par value $0.01 per share (the “Class A Common Stock”), of Hyatt Hotels Corporation (the “Company”) for issuance pursuant to the Second Amended and Restated Hyatt Hotels Corporation Long-Term Incentive Plan (the “Plan”).

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional shares of the Company’s Class A Common Stock that may become issuable under the Plan by reason of any substitutions or adjustments to shares to account for any change in corporate capitalization, such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination or exchange of shares of Class A Common Stock, dividend in kind, or other like change in capital structure.

(2)	Pursuant to Rule 457(h) of the Securities Act, the Proposed Maximum Offering Price is estimated solely for the purpose of calculating the registration fee and is based on the average of the high and low market prices for the Class A Common Stock reported on the New York Stock Exchange (the “NYSE”) on June 21, 2013 ($38.49).

EXPLANATORY NOTE

The Company previously registered an aggregate 9,347,307 shares of its Class A Common Stock issuable under the Amended and Restated Hyatt Hotels Corporation Long-Term Incentive Plan. On April 3, 2013, the Company’s Board of Directors adopted the Plan and increased the authorized number of shares under the Plan from 9,375,000 to 14,375,000, which the Company’s stockholders approved on June 10, 2013. This Registration Statement is being filed pursuant to General Instruction E to Form S-8 to register such additional shares of Class A Common Stock which may be issued under the Plan.

The contents of the registration statement on Form S-8 (File No. 333-163668) previously filed with the Securities and Exchange Commission by the Company and relating to the registration of shares of Class A Common Stock for issuance under the Amended and Restated Hyatt Hotels Corporation Long-Term Incentive Plan are hereby incorporated by reference into this Registration Statement in accordance with General Instruction E to Form S-8.

PART I

Item 1.	Plan Information

Not required to be filed with this Registration Statement.

Item 2.	Registrant Information and Employee Plan Annual Information

Not required to be filed with this Registration Statement.

PART II

Item 3.	Incorporation of Documents by Reference

Not required to be filed with this Registration Statement.

Item 4.	Description of Securities

Not required to be filed with this Registration Statement.

Item 5.	Interests of Named Experts and Counsel

Not required to be filed with this Registration Statement.

Item 6.	Indemnification of Directors and Officers

Not required to be filed with this Registration Statement.

Item 7.	Exemption from Registration Claimed

Not required to be filed with this Registration Statement.

Item 8.	Exhibits

Exhibit Number	Description of Exhibit

4.1	Second Amended and Restated Hyatt Hotels Corporation Long-Term Incentive Plan, dated as of April 3, 2013 (filed as Appendix A to Schedule 14A filed on April 22, 2013 and incorporated herein by reference).

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP.

24.1	Power of Attorney (included in the signature pages hereto).

Item 9.	Undertakings

Not required to be filed with this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Chicago, Illinois, on June 28, 2013.

HYATT HOTELS CORPORATION

By:	/s/ Mark S. Hoplamazian
Mark S. Hoplamazian
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, hereby constitutes and appoints Mark S. Hoplamazian and Gebhard F. Rainer, and each acting alone, his or her true and lawful attorneys-in-fact and agents, with full power of resubstitution and substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this Registration Statement or any amendments or supplements hereto in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in their respective capacities with Hyatt Hotels Corporation and on the dates indicated.

Signatures	Titles	Date

/s/ Mark S. Hoplamazian Mark S. Hoplamazian	President and Chief Executive Officer (Principal Executive Officer)	June 28, 2013

/s/ Gebhard F. Rainer Gebhard F. Rainer	Chief Financial Officer (Principal Financial Officer)	June 28, 2013

/s/ Bradley O’Bryan Bradley O’Bryan	Senior Vice President, Corporate Controller (Principal Accounting Officer)	June 28, 2013

/s/ Thomas J. Pritzker Thomas J. Pritzker	Executive Chairman of the Board of Directors	June 28, 2013

/s/ Richard A. Friedman Richard A. Friedman	Director	June 28, 2013

/s/ Susan D. Kronick Susan D. Kronick	Director	June 28, 2013

/s/ Mackey J. McDonald Mackey J. McDonald	Director	June 28, 2013

/s/ Cary D. Mcmillan Cary D. McMillan	Director	June 28, 2013

/s/ Gregory B. Penner Gregory B. Penner	Director	June 28, 2013

/s/ Michael A. Rocca Michael A. Rocca	Director	June 28, 2013

/s/ Bryon D. Trott Byron D. Trott	Director	June 28, 2013

/s/ Richard C. Tuttle Richard C. Tuttle	Director	June 28, 2013

/s/ James W. Wooten, Jr. James W. Wooten, Jr.	Director	June 28, 2013

LIST OF EXHIBITS

Exhibit Number	Description of Exhibit

4.1	Second Amended and Restated Hyatt Hotels Corporation Long-Term Incentive Plan, dated as of April 3, 2013 (filed as Appendix A to Schedule 14A filed on April 22, 2013 and incorporated herein by reference).

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP.

24.1	Power of Attorney (included in the signature pages hereto).